Henan Law Anhou Insurance Agency Limited Liability Company

Labor Contract

This contract is signed by the two parties:
Name of party A: Henan Law Anhou Insurance Agency Co., Ltd. (hereinafter referred to as Party A)
Legal representative:  LI, FU-CHANG
Registered address: 4F, Heshengshidai Business Building, No.26, South Yousheng Road, Jinshou District, Zhengzhou City
Postcode: 450012
Tel: 0317-60277684

Name of party B: LO, CHUNG-MEI
ID No.: F102553162
Taiwanese passport: 02054785
Home address: NO. 5, 5th floor, NO.634-9, Jingping Road, Zhonghe, Taibei City
Physical address: 0206, high-rise, No.60, Hongqi road Zhengzhou City                                 Postcode of physical address:450002
Mobile number: 13592500688                   Tel of physical address:

In accordance with Company Law of the People’s Republic of China, Insurance Law of the People’s Republic of China, Regulations Governing Insurance Agencies, relevant laws and regulations, abiding by principles of legality, fairness, equality, voluntariness, unanimity through consultation, honesty and credibility, party A and party B reach following agreements:

Article I Term and Position of Employment
Party A employ Party B as senior management personnel of Party A (position: General Manager), the term of employment is from January 1st, 2010 to December 31th, 2012.
This contract shall be terminated upon expiration. For the sake of work requirements, both party A and party B are willing to continue the labor relation, labor contract shall be renewed by consensus.
Article II  Job description →depending on the authorized scope
2.1 Party B shall assist Party A in operating and managing insurance agency businesses during his term of employment, including but not limited to the following matters:
(1) preside over the operation and management of insurance company, organize and exert decisions of the meeting of board.
(2) organize and exert company's annual operation plan and scheme.
(3) draft the set plan of inner managing organizations
(4) draft the basic system of management
(5) draft the specific regulations
(6) Apply to employing or dismissing manager, vice-manager and the one who is in charge of finance.
(7) decide to employ or dismiss the one that is in charge of management and that shall be decided by the board meeting.
(8) other rights authorized by the board meeting.
(9) rights regulated by other rules.
Article III Remuneration and Condition of employment →depending on the conditions of agreements
Party A shall pay RMB 8, 000 to party B as remuneration each month. This wage covers various allowance, subsidies and compensation. Party B shall not ask for any remuneration any more except the relations according to this contract and the reasonable and indispensable fees paid by Party B as the necessary of position.
Party B shall pay individual income tax to tax authorities from income paid by party A.  It shall be withheld on a monthly basis by party A from party B’s wage to tax authorities.

Party B must regularly report to Party A for the operation, management and situation of business development. In case the reports are needed by Party A, Party B shall give report any time.
Party B shall reach the following performance indicator:
（1）……（ex: FYP of the forth season in 2010 must reach RMB 1,000,000）
（2）……（ex: Recruiting 100 new salesmen and finishing per-post training in the forth season of        2010）
（3）……（ex: the total FYP of 2010 must reach RMB 10,000,000）
Article IV Welfare and conditions of employment→depending on the conditions of agreements
Party A shall render these following welfare to Party B:
(1) for returning to Taiwan shall be paid three times in each fiscal year; receipts and tickets shall be checked and reimbursed.
(2)……(ex：rendering accommodation and allowance )
(3)……(ex: rendering official car and gas subsidiary)
(4)……(ex: rendering subsidiary of business travel)
(5)……(ex: rendering travel complement )
(6)……(ex: rendering paid vacation for 20 days)
(7)……(ex: rendering the gifts or bonus for festivals)
(8)……(ex: rendering subscription right)
V Other Agreements
Party B agree to abide by and performance these agreements:
(1) Party B guarantee to performance duties within the scope of authority, shall not beyond it.
(2) Party B promise that no any other legal obligations and any obligation of contracts made between and by Party B and other organization could limit his legal qualification to be employed according to the laws. And agree that any economic disputes or claims which are resulted from previous labour or entrust relationships have nothing to do with Party A.
(3)Party A require to have necessary inner examinations based on avoiding maladministration, Party B shall work in coordination at any time and render related data, including, without limitation, meeting records, archive files, letters finance records, tel-communication and computer records.
(4) Party B shall not take advantage of its post to ask or accept presents or benefit form the third party in any form.
(5) Party B promise to conform to the requirements of senior officer which are regulated by  insurance agency supervision regulations of CIRC.

Article VI Confidentiality clause
Without the approval from party A, party B shall not disclose any information confidential or secret for party A, and facts or information relevant to affairs or business to any third party, except as otherwise inquired by the government or judicial.  This obligation shall remain in effect after the terminations of labor contract, until relevant facts or information have entered into the public as public information.  Party A shall be entitled to establish confidentiality provisions, or sign confidentiality agreement with party B, to clearly definite the scope of business secrets and related rights and obligations.  Provided that business secrets are known by the public, contents of secrecy and confidentiality clause, and confidentiality agreement shall be invalid automatically.
Without the approval from party A, party B shall not take or copy any document and/or other written materials, which are not directly relevant to party B’s duties, and any personnel without approval from party A shall not touch above materials, regardless of in office of party A or outside this office.
Without the approval from party A, party B shall not reveal contents of any items in this contract to any third party, except as otherwise inquired by the government or judicial.

Article VII Duty of Loyalty and Competitive Restriction
Party B agree to finish tasks of the his post with absolute dedication. Without Party A's agreement in written, Party B shall not make any hiring or labour contracts with any other third party in any form during his term of employment.
In validity period of this contract, party B shall not provide service or business support to enterprises or organizations, which directly or indirectly develop competitive relationship with party A or branch organization of party A, by any means. In the duration of this contract, party B shall not seek or hold profit by other ways in above enterprises, organizations, and business or transaction.
Provided that Party B act against above two regulations, Party B shall render prescribed payment RMB 50,000 in one time except undertaking the prescribed responsibility in accordance with Article IX of this contract.
No matter Party B leave the position with any reason, Party B shall not operate any enterprises or organizations, which have competitive relationship with Party A in the continuous two years after being left the position, or provide service or work as consultant providing consultation to enterprises or organizations, which directly or indirectly develop competitive relationship with party A or branch organization of party A, by any means.
According to the economic compensation should be rendered by Party A during the term of competitive restriction, Party B have known and agreed that the compensation has been paid with salary, which are paid monthly during the term of employment. And Party B shall not claim any more; in case Party B violates regulations of competitive restriction, he shall pay Party A the default punishment RMB 50,000 one time.
Article VIII Dissolution and termination of contract
Meeting one of following conditions, this contract shall be terminated, except as otherwise prescribed by applicable laws and regulations:
(1)Upon expiration of this contract;
(2) Party B is dead, or has been declared dead or missing by people’s court;
(3) Party A has been declared bankrupt in accordance with laws;
(4) Party A has its business license revoked, is ordered to close down and revoked, or party A decides to dissolve in advance;
(5) Other circumstances as stipulated by laws and administrative regulations.
Party A and party B can dissolve this contract by consensus; one party shall inform party B in written form 30 days in advance in case that no consensus is to be reached and render RMB 50,000 as compensation for the loss.
Provided that party A meets one of following conditions, party B shall dissolve this contract at any time and do not need to bear the compensation of loss:
(1) Party A forces party B against his/her true intentions to enter into or alter labor contract by means of fraud or duress, or by taking advantage of the other party’s hardship, resulting in invalidity of this contract;
(2) Party A does not pay labor remuneration in time and in full; resulting in no payment after being asked for by Party B;
(3) Rules and regulations of party A violate laws and regulations, harm to the interests of party B;
Provided that party B meets one of following conditions, party A shall dissolve this contract at any time and do not need to bear the compensation of loss:
(1) Force party A against his/her true intentions to enter into this contract by means of fraud or duress, and result in invalidity of this contract;
(2) Neglect his/her duties to a serious extent, practice graft while holding public office, and cause damage to interests of party A;
(3) Be affixed with criminal responsibility;
(4)Be failure to reach the performance indicator of Article III in this contract; still fail to reach the goal after having an improvement period.
(5)Betray agreements from Article III to Article VII of this contract.
(6) Suffer from diseases or injury; still not be qualified for the job after being treated for three months.
When this contract is dissolved or terminated for any reason, party B shall handle work handover in accordance with agreements of both parties and related regulations of party A, and shall return all used and kept treasures that belong to party A; provided that for the sake of reasons of party B, party B can’t handle work handover or return treasures to party A in time, and result in financial losses, party B shall be liable for compensation.

Article IX Liability for breach of contract
Provided that any party is in breach of this contract, this party shall be liable for its breach for contract and indemnify for all losses thus incurred to the other party.
Provided that any party dissolves this contract, does not inform the other party in time under the provisions of this contract, and causes economic losses or other adverse effects to the other party, the aggrieved party shall be entitled to demand that the defaulting party pays compensation for damages and eliminates adverse effects.

Article X Supplementary Provisions

For issues not stipulated in this contract, party A and party B shall sign a supplement agreement; provided that supplement agreement is in conflict with this contract or other supplement agreements, the agreement signed later shall prevail.

Provided that a dispute arises when party A and party B fulfill this contract, it shall be settled through consultations. Provided that the mediation fails, and one of the parties concerned demands arbitration, it shall apply with the labor disputes arbitration committee where party A is located for arbitration within 60 days starting from the date of the occurrence of a labor dispute; provided that one party does not accept the arbitration award, this party shall institute legal proceedings in a people’s court where party A is located within 15 days after receiving the arbitral award.

This contract is written in Chinese language in two originals, one for each party.

This contract or any rights hereunder shall not be transferred to any third party.

This contract shall come into effect as soon as it is duly signed and sealed by party B and by party A.

Party A: Henan Law Anhou Insurance Agency Co., Ltd. legal representative or principal (sealed by): LI, FU-CHANG	Party B (Sealed by): LO, CHUNG-MEI

Date: 2010.01.01	Date: 2010.01.01